Barnes Group Inc. / 1

Exhibit 99.1 Barnes Group Inc. 123 Main Street Bristol, CT 06010
NEWS RELEASE

BARNES GROUP INC. REPORTS
FIRST QUARTER 2014 FINANCIAL RESULTS

▪	Quarterly Net Sales of $312 million, up 18%; Organic Sales up 4%

▪	Quarterly Operating Margin of 11.3%; Adjusted Operating Margin up 20 bps to 13.7%

▪	Quarterly Diluted EPS from Continuing Operations up 46% to $0.41;
Adjusted Quarterly Diluted EPS from Continuing Operations up 25% to $0.50

▪	2014 EPS from Continuing Operations Guidance Updated to $1.98 to $2.08 per diluted share;
On an Adjusted Basis, $2.20 to $2.30 per diluted share, up 20% to 26%

BRISTOL, Conn., April 25, 2014 - Barnes Group Inc. (NYSE: B), an international industrial and aerospace manufacturer and service provider, today reported financial results for the first quarter 2014. Net sales increased 18% to $312.1 million from $263.5 million in the first quarter of 2013, driven by organic sales growth of 4% and the sales contribution from the recently acquired Männer business. Income from continuing operations for the first quarter was $22.8 million, or $0.41 per diluted share, up 46% from $0.28 in the prior year period. On an adjusted basis, income from continuing operations was $0.50 per diluted share, up 25% from $0.40 a year ago. First quarter 2014 adjusted diluted earnings from continuing operations exclude the impact of Männer short-term purchase accounting adjustments of $4.9 million pre-tax, or $0.06 per diluted share, and costs related to the close of production operations at Associated Spring’s Saline, Michigan facility which were $2.8 million pre-tax, or $0.03 per diluted share. For the first quarter 2013, adjusted diluted earnings from continuing operations exclude $10.5 million pre-tax, or $0.12 per diluted share, of non-recurring CEO transition costs.
A table reconciling 2013 and 2014 non-GAAP adjusted results presented in this release to our GAAP results is included at the end of this press release.
“Barnes Group’s first quarter performance positions us well for continued profitable growth in 2014,” said Patrick J. Dempsey, President and Chief Executive Officer of Barnes Group Inc. “Our individual businesses had varied starts to the year, yet overall results were solid. Aerospace delivered 10% organic sales growth, and while Industrial’s organic sales were essentially flat, organic orders exceeded 7%. Additionally, the acquired Männer business delivered an excellent quarter. The first quarter performance allows us to affirm our 2014 continuing operations outlook while tightening the expectation towards the top end of the range,” added Dempsey.

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($ millions; except per share data)	Three months ended March 31,
Unaudited	2014	2013	Change
Net Sales	$312.1	$263.5	$48.6	18.4%
Operating Income	$35.1	$25.0	$10.2	40.7%
% of Sales	11.3%	9.5%		1.8	pts.
Income from Continuing Operations	$22.8	$15.4	$7.3	47.4%
Net Income	$22.8	$13.5	$9.3	68.9%
Income from Continuing Operations Per Diluted Share	$0.41	$0.28	$0.13	46.4%
Loss from Discontinued Operations Per Diluted Share	$—	$(0.04)	$0.04	NM
Net Income Per Diluted Share	$0.41	$0.24	$0.17	70.8%
NM = Not Meaningful

Industrial

•
First quarter 2014 sales were $203.9 million, up 23% from $165.5 million in the same period last year. The Männer business, acquired in October 2013, provided $38 million of the sales increase while favorable foreign exchange provided $0.8 million. Industrial’s organic sales were flat to the prior year period.

•
Operating profit of $19.4 million in the first quarter was up 33% from $14.6 million from the prior year period. Operating profit benefited from the profit contribution of Männer and was partially offset by $4.9 million of Männer short-term purchase accounting adjustments and $2.8 million of pre-tax restructuring charges related to the closure of production operations at a facility in Saline, Michigan.  Last year’s first quarter included CEO transition costs of $6.6 million that were allocated to the segment. Excluding the acquisition related expenses and the Saline closure costs this year, and the CEO transition costs last year, adjusted operating profit was $27.0 million, up 27%. Adjusted operating margin was 13.3%, up 50 bps from last year’s adjusted operating margin.

Aerospace

•
First quarter 2014 sales were $108.2 million, up 10.4% from $98.0 million in the same period last year. Sales increases in the original equipment manufacturing ("OEM") and aftermarket repair and overhaul ("MRO") businesses were partially offset by lower sales in the spare parts business.

•
Operating profit of $15.8 million for the first quarter of 2014 was up 52% from the prior year period of $10.3 million. Operating profit benefited from the profit contributions of increased sales in the OEM and MRO businesses, partially offset by lower profits in the spare parts business. Operating margin increased 400 bps from 10.6% in the 2013 period to 14.6% in the 2014 period.  Operating profit during the first quarter of 2013 included CEO transition costs of $3.9 million that were allocated to the segment. Excluding this item, operating profit was up 11% and operating margin was up 10 bps from last year’s adjusted results.

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•	Aerospace backlog was $551 million at the end of the first quarter, up 1% year-over-year, and down 1% from 2013 year-end.

Additional Information

•	Interest expense decreased $1.0 million to $3.3 million in 2014 primarily as a result of lower average borrowings for the quarter.

•
The Company's effective tax rate from continuing operations for the first quarter of 2014 was 27.9% compared with 21.4% in the first quarter of 2013 and 32.8% for the full year 2013. Included in the 2013 income tax is a charge of $16.4 million associated with the April 2013 U.S. Tax Court’s unfavorable decision arising out of an IRS audit for the tax years 2000 through 2002. Excluding this charge, the full year 2013 adjusted effective tax rate was 17.5%. The effective tax rate increase in 2014 over the adjusted full year 2013 rate is due to a projected mix of earnings attributable to higher-taxing jurisdictions, the expiration of certain tax holidays, and the increase in planned repatriation of a portion of current foreign earnings to the U.S.

2014 Updated Outlook
Barnes Group now expects 2014 total revenue to grow 14% to 17%, 4% to 7% on an organic basis, and forecasts adjusted operating margins in the range of 14.5% to 15.5%. GAAP earnings from continuing operations are expected to be in the range of $1.98 to $2.08 per diluted share. Excluding Männer short-term purchase accounting adjustments and the Saline closure costs, adjusted diluted earnings per share from continuing operations are anticipated to be in the range of $2.20 to $2.30, up 20% to 26% from 2013’s adjusted diluted earnings per share of $1.83. Further, the Company continues to expect capital expenditures of approximately $60 million and cash conversion to be approximately 100% of net income.
Conference Call
Barnes Group Inc. will conduct a conference call with investors to discuss first quarter 2014 results at 8:30 a.m. EDT today, April 25, 2014. A webcast of the live call and an archived replay will be available on the Barnes Group investor relations link at www.BGInc.com. The conference is also available by direct dial at (888) 713-4209 in the U.S. or (617) 213-4863 outside of the U.S. (request the Barnes Group Earnings Call), Participant Code: 89146396.

In addition, the call will be recorded and available for playback until Friday, May 9, 2014 by dialing (617) 801-6888; Passcode: 36091403.

About Barnes Group

Founded in 1857, Barnes Group Inc. (NYSE: B) is an international industrial and aerospace manufacturer and service provider, serving a wide range of end markets and customers. The products and services provided by Barnes Group are used in far-reaching applications that provide transportation, communication, manufacturing and technology to the world. Barnes Group’s approximately 4,300 dedicated employees, at more than 60 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

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Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "strategy," "estimate," "project," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These include, among others: difficulty maintaining relationships with employees, including unionized employees, customers, distributors, suppliers, business partners or governmental entities; potential strikes or work stoppages; difficulties leveraging market opportunities; changes in market demand for our products and services; rapid technological and market change; the ability to protect intellectual property rights; introduction or development of new products or transfer of work; higher risks in international operations and markets; the impact of intense competition; and other risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by the Company, including, among others, those in the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings. The risks and uncertainties described in our periodic filings with the SEC include, among others, uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; inability to realize expected sales or profits from existing backlog due to a range of factors, including insourcing decisions, material changes, production schedules and volumes of specific programs; the impact of government budget and funding decisions; changes in raw material or product prices and availability; integration of acquired businesses including the Männer business; restructuring costs or savings including those related to the planned closure of production operations at the Company’s facility in Saline, Michigan; the continuing impact of strategic actions, including acquisitions, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; the outcome of pending and future legal, governmental, or regulatory proceedings and contingencies and uninsured claims; future repurchases of common stock; future levels of indebtedness; and numerous other matters of a global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070

# # #

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2014	2013	% Change
Net sales	$312,099	$263,545	18.4

Cost of sales	214,557	177,715	20.7
Selling and administrative expenses	62,418	60,875	2.5
	276,975	238,590	16.1
Operating income	35,124	24,955	40.7

Operating margin	11.3%	9.5%

Interest expense	3,319	4,357	(23.8)
Other expense (income), net	234	966	(75.8)
Income from continuing operations before income taxes	31,571	19,632	60.8
Income taxes	8,819	4,199	NM
Income from continuing operations	22,752	15,433	47.4

Loss from discontinued operations, net of income taxes	—	(1,961)	NM
Net income	$22,752	$13,472	68.9
Common dividends	$5,971	$5,443	9.7

Per common share:

Basic:
Income from continuing operations	$0.42	$0.29	44.8
Loss from discontinued operations, net of income taxes	—	(0.04)	NM
Net income	$0.42	$0.25	68.0

Diluted:
Income from continuing operations	$0.41	$0.28	46.4
Loss from discontinued operations, net of income taxes	—	(0.04)	NM
Net income	$0.41	$0.24	70.8

Dividends	0.11	0.10	10.0

Weighted average common shares outstanding:
Basic	54,650,481	54,739,465	(0.2)
Diluted	55,972,753	55,524,560	0.8
NM - Not Meaningful

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BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013	% Change
Net sales
Industrial	$203,888	$165,502	23.2
Aerospace	108,212	98,045	10.4
Intersegment sales	(1)	(2)	50.0
Total net sales	$312,099	$263,545	18.4

Operating profit
Industrial	$19,374	$14,609	32.6
Aerospace	15,750	10,346	52.2
Total operating profit	$35,124	$24,955	40.7

Operating margin			Change
Industrial	9.5%	8.8%	70	bps.
Aerospace	14.6%	10.6%	400	bps.
Total operating margin	11.3%	9.5%	180	bps.

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BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$61,411	$70,856
Accounts receivable	291,703	258,664
Inventories	210,212	211,246
Deferred income taxes	14,874	18,226
Prepaid expenses and other current assets	19,958	18,204
Total current assets	598,158	577,196

Deferred income taxes	869	2,314
Property, plant and equipment, net	307,169	302,558
Goodwill	645,604	649,697
Other intangible assets, net	523,002	534,293
Other assets	59,865	57,615
Total assets	$2,134,667	$2,123,673

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdrafts payable	$1,636	$1,074
Accounts payable	98,421	88,721
Accrued liabilities	129,589	154,514
Long-term debt - current	56,615	56,009
Total current liabilities	286,261	300,318

Long-term debt	503,076	490,341
Accrued retirement benefits	90,319	80,884
Deferred income taxes	91,250	94,506
Other liabilities	15,058	16,210

Total stockholders' equity	1,148,703	1,141,414
Total liabilities and stockholders' equity	$2,134,667	$2,123,673

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013
Operating activities:
Net income	$22,752	$13,472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,782	16,499
Amortization of convertible debt discount	731	582
Loss (gain) on disposition of property, plant and equipment	78	(54)
Stock compensation expense	1,865	12,657
Withholding taxes paid on stock issuances	(463)	(720)
Changes in assets and liabilities:
Accounts receivable	(32,802)	(16,347)
Inventories	802	(968)
Prepaid expenses and other current assets	(2,763)	(235)
Accounts payable	9,676	7,144
Accrued liabilities	(3,131)	(16,679)
Deferred income taxes	3,834	485
Long-term retirement benefits	(4,964)	801
Other	580	1,020
Net cash provided by operating activities	16,977	17,657

Investing activities:
Proceeds from disposition of property, plant and equipment	382	44
Capital expenditures	(15,074)	(10,050)
Other	(467)	(1,420)
Net cash used by investing activities	(15,159)	(11,426)

Financing activities:
Net change in other borrowings	559	8,737
Payments on long-term debt	(26,151)	(6,245)
Proceeds from the issuance of long-term debt	39,283	21,000
Payment of assumed liability to Otto Männer Holding AG	(19,796)	—
Proceeds from the issuance of common stock	7,262	2,677
Common stock repurchases	(8,389)	(12,856)
Dividends paid	(5,971)	(5,443)
Excess tax benefit on stock awards	2,246	506
Other	(76)	(53)
Net cash (used) provided by financing activities	(11,033)	8,323

Effect of exchange rate changes on cash flows	(230)	(1,038)
(Decrease) increase in cash and cash equivalents	(9,445)	13,516

Cash and cash equivalents at beginning of period	70,856	86,356
Cash and cash equivalents at end of period	$61,411	$99,872

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BARNES GROUP INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013
Free cash flow:
Net cash provided by operating activities	$16,977	$17,657
Capital expenditures	(15,074)	(10,050)
Free cash flow (1)	$1,903	$7,607

Notes:
(1) The Company defines free cash flow as net cash provided by operating activities less capital expenditures. The Company believes that the free cash flow metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

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BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2014	2013		% Change
SEGMENT RESULTS
Operating Profit - Industrial Segment (GAAP)	$19,374	$14,609		32.6
Männer short-term purchase accounting adjustments	4,901	—
Restructuring charges	2,750	—
CEO transition costs	—	6,589
Operating Profit - Industrial Segment as adjusted (Non-GAAP) (1)	$27,025	$21,198		27.5

Operating Margin - Industrial Segment (GAAP)	9.5%	8.8%		70	bps.
Operating Margin - Industrial Segment as adjusted (Non-GAAP) (1)	13.3%	12.8%		50	bps.

Operating Profit - Aerospace Segment (GAAP)	$15,750	$10,346		52.2
CEO transition costs	—	3,903
Operating Profit - Aerospace Segment as adjusted (Non-GAAP) (1)	$15,750	$14,249		10.5

Operating Margin - Aerospace Segment (GAAP)	14.6%	10.6%		400	bps.
Operating Margin - Aerospace Segment as adjusted (Non-GAAP) (1)	14.6%	14.5%		10	bps.

CONSOLIDATED RESULTS
Operating Income (GAAP)	$35,124	$24,955		40.7
Männer short-term purchase accounting adjustments	4,901	—
Restructuring charges	2,750	—
CEO transition costs	—	10,492
Operating Income as adjusted (Non-GAAP) (1)	$42,775	$35,447		20.7

Operating Margin (GAAP)	11.3%	9.5%		180	bps.
Operating Margin as adjusted (Non-GAAP) (1)	13.7%	13.5%		20	bps.

Diluted Income from Continuing Operations per Share (GAAP)	$0.41	$0.28		46.4
Männer short-term purchase accounting adjustments	0.06	—
Restructuring charges	0.03	—
CEO transition costs	—	0.12
Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (1)	$0.50	$0.40		25.0

	Full-Year 2013	Full-Year 2014 Outlook
Diluted Income from Continuing Operations per Share (GAAP)	$1.31	$1.98	to	$2.08
Männer short-term purchase accounting adjustments	0.07		0.13
Männer acquisition transaction costs	0.03
Restructuring charges	—		0.09
CEO transition costs	0.12
April 2013 tax court decision	0.30
Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (1)	$1.83	$2.20	to	$2.30

Notes:
(1) The Company has excluded the following from its "as adjusted" financial measurements: 1) short-term purchase accounting adjustments related to its Männer acquisition in 2014, 2) restructuring charges related to the closure of production operations at the Company's Associated Spring facility located in Saline, Michigan in 2014, 3) short-term purchase accounting adjustments and transaction costs related to its Männer acquisition in 2013, 4) CEO transition costs associated with the modification of outstanding equity awards in 2013 and 5) the tax charge associated with the April 2013 tax court decision in 2013. Management believes that these adjustments provide the Company and its investors with an indication of our baseline performance excluding items that are not considered to be reflective of our ongoing results. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's performance. Accordingly, the measurements have limitations depending on their use.